PROXY     MADISON COVERED CALL & EQUITY STRATEGY FUND PROXY
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AUGUST 18, 2017
550 Science Drive
Madison, Wisconsin 53711
This proxy is solicited on behalf of the Board of Trustees.
Holly S. Baggot and Greg D. Hoppe (the “Proxyholders”), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Shareholders of the Madison Covered Call & Equity Strategy Fund, to be held on Friday, August 18, 2017, at 10:00 a.m., Central Time at the offices of the Fund, 550 Science Drive, Madison, Wisconsin 53711, and any adjournments or postponements thereof (the “Meeting”).
THE BOARD RECOMMENDS THAT YOU CAST YOUR VOTE “FOR” THE PROPOSAL.

(Continued and to be signed on the reverse side)
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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

Important Notice Regarding the Availability of Proxy Materials for the Madison Covered Call & Equity Strategy Fund Special Meeting of Shareholders to be held on August 18, 2017.
The Proxy Statement for this meeting is available at:
https://www.madisonfunds.com/ProxyMCN

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas x

Proposal to be Voted On:

The Board of Trustees recommends a vote FOR Proposal 2.
2. To approve the issuance of additional shares of common stock of the Madison Covered Call & Equity Strategy Fund (“MCN”) in connection with the Agreement and Plan of Reorganization.		FOR AGAINST ABSTAIN ¡ ¡ ¡
Shares represented by this proxy card when properly executed will be voted in the manner directed herein by the shareholder, and in the discretion of such proxies, upon any and all other matters as may properly come before the Meeting or any adjournment thereof. If no direction is made, on a properly executed card, this proxy will be voted “FOR” the proposal. The shareholder hereby acknowledges receipt of this Notice of Special Meeting and Proxy Statement for the Meeting to be held on August 18, 2017.

Other Business - To transact such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.
EVERY SHAREHOLDER’S VOTE IS IMPORTANT!

DO NOT PRINT IN THIS AREA (Shareholder Name & Address Data)			Please complete, sign, date and return this proxy card promptly using the enclosed reply envelope.

Note: PLEASE SIGN EXACTLY AS YOUR NAMES(S) APPEAR(S) ON THIS PROXY CARD. If joint owners, EITHER may sign the Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

Signature

	CONTROL NUMBER		Signature (if held jointly)
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Date
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PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

CONTROL NUMBER

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PROXY VOTING INSTRUCTIONS
Please have your 11-digit control number ready when voting by Internet or Telephone